                                   Exhibit 11

                            Graphic Industries, Inc.

                       Computation of Earnings Per Share


                                               YEAR ENDED JANUARY 31
                                     -----------------------------------------
                                          1997           1996          1995
                                     -----------------------------------------

COMPUTATION FOR STATEMENT OF INCOME
Weighted average common shares
  outstanding (1)                     11,663,751      10,894,319    10,556,833
                                    ==========================================
Net income                           $ 7,280,667     $10,630,276   $ 8,405,734
                                    ==========================================

Net income per common share          $       .62     $       .98   $       .80
                                    ==========================================

                                   Exhibit 11

                            Graphic Industries, Inc.

                 Computation of Earnings Per Share (continued)

                                               YEAR ENDED JANUARY 31
                                     -----------------------------------------
                                          1997           1996          1995
                                     -----------------------------------------

COMPUTATION FOR STATEMENT OF INCOME
Fully diluted computation:
 Net income                           $ 7,280,667    $10,630,276  $ 8,405,734
 Add interest on 7% convertible
  subordinated debentures (2)             887,605        897,791      897,791
                                     =========================================
                                      $ 8,168,272    $11,528,067  $ 9,303,525
                                     =========================================

Weighted average number of
  shares outstanding                   11,663,751     10,894,319   10,556,833
Add common shares applicable to
  assumed conversion of 7%
  convertible subordinated
  debentures                            1,279,200      1,279,200    1,279,200
                                     -----------------------------------------
Weighted average number of
  shares outstanding, as
  adjusted (1)                         12,942,951     12,173,519   11,836,033
                                     =========================================


Fully diluted net income
  per common share                    $       .62    $       .95  $       .79
                                     =========================================


                                   Exhibit 11

                            Graphic Industries, Inc.

                 Computation of Earnings Per Share (continued)


(1) No significant dilutive common stock equivalents were outstanding in any year.

(2)  Net of income tax effect.

                   Graphic Industries, Inc. and Subsidiaries

                Schedule II - Valuation and Qualifying Accounts


            COLUMN A               COLUMN B                COLUMN C           COLUMN D         COLUMN E
----------------------------------------------------------------------------------------------------------
                                  BALANCE AT    CHARGED TO
                                 BEGINNING OF  COSTS AND      CHARGED TO                    BALANCE AT END
        CLASSIFICATION              PERIOD      EXPENSES    OTHER ACCOUNTS   DEDUCTIONS(1)    OF PERIOD
----------------------------------------------------------------------------------------------------------
Year ended January 31, 1997:
Accounts receivable allowance     $1,250,000   $2,596,000    $235,000(2)     $2,096,000       $1,985,000

Year ended January 31, 1996:
Accounts receivable allowance      1,075,000    1,532,236          -          1,357,236        1,250,000

Year ended January 31, 1995:
Accounts receivable allowance      1,157,794    1,345,038          -          1,427,832        1,075,000


(1) Uncollectible accounts written off, net of recoveries.

(2) Accounts receivable allowance of acquired subsidiary.